EXHIBIT (23)-1



                          Consent of Ernst & Young LLP,
                              Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of HEALTHSOUTH Corporation of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                ERNST & YOUNG LLP

Birmingham, Alabama
April 3, 1996